UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 21, 2014

Dillard’s, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Dillard’s, Inc. announced the appointment of Phillip R. Watts, 52, as a Principal Vice President effective February 1, 2015. Mr. Watts will be principal accounting officer and principal financial officer over the areas of accounting and taxation. Mr. Watts is a certified public accountant and currently serves as Vice President of Tax for the Company, a position he has held since 2002. Mr. Watts joined the Company’s tax department in 1994. Prior to joining Dillard’s, he served in the tax department of Wal-Mart Stores, Inc. Mr. Watts entered the accounting profession in 1984 and practiced as a certified public accountant for BKD, LLP, one of the largest accounting firms in the nation. In his role as Vice President of Tax, Mr. Watts is responsible for all income tax accounting and disclosures as well as all income and sales & use tax compliance and property tax accounting. He is also responsible for the Company’s payroll operations and compliance functions. Mr. Watts has extensive experience with governmental regulatory agencies. He received his Bachelor of Arts in Accounting from Ouachita Baptist University in 1984. Mr. Watts is a member of the American Institute of Certified Public Accountants and the Arkansas Society of Certified Public Accountants.

Dillard’s, Inc. announced the appointment of Chris Johnson, 43, as a Principal Vice President effective February 1, 2015. Mr. Johnson will be principal financial officer over the areas of treasury and real estate. Mr. Johnson is a certified public accountant and has served as Vice President of Real Estate for the Company since September of 2012, overseeing all aspects of the Company’s comprehensive real estate strategy. Mr. Johnson joined Dillard’s in 2006 as Vice President of Accounting where he was responsible for financial accounting management, Securities and Exchange Commission reporting, budgeting, planning and financial analysis. In 2008, he was also named Chief Financial Officer for CDI Contractors, LLC, a wholly-owned subsidiary of Dillard’s. Prior to joining Dillard’s, Mr. Johnson held various positions with prominent, national public accounting firms, most notably as a senior manager for KPMG LLP and, later, Ernst & Young LLP. He received his Bachelor of Science in Business Administration in Accounting from the University of Arkansas at Fayetteville in 1994. Mr. Johnson is a member of the American Institute of Certified Public Accountants and the Arkansas Society of Certified Public Accountants. He serves on the Ethics Committee of the Arkansas Society of Certified Public Accountants.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD'S, INC.

DATED:	November 21, 2014	By:	/s/ Dean L. Worley
		Name:	Dean L. Worley
		Title:	Corporate Secretary